EXHIBIT 23.1

     Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nortia Capital Partners, Inc. of our report dated September 2, 2004 on the financial statements of Nortia Capital Partners, Inc. as of April 30, 2004 and for the year then ended.





/s/SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 22, 2005